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                                                                    EXHIBIT 10.3

                   EIGHTH AMENDMENT TO RENEWAL PROMISSORY NOTE

      THIS EIGHTH AMENDMENT TO RENEWAL PROMISSORY NOTE is made and entered into by and among AMSOUTH BANK (the, "Bank") and DIVERSICARE ASSISTED LIVING SERVICES, NC, LLC, a Tennessee limited liability company (the "Borrower").

                              W I T N E S S E T H :

      WHEREAS, Borrower executed to Bank that certain Renewal Promissory Note dated October 1, 2000, in the original principal amount of NINE MILLION FOUR HUNDRED TWELVE THOUSAND THREE HUNDRED EIGHTY THREE AND 87/100 ($9,412,383.87) DOLLARS, as amended by the First Amendment to Renewal Promissory Note executed by Borrower in December, 2000, as amended by that Second Amendment to Renewal Promissory Note executed by Borrower and Bank effective as of December 15, 2002, as further amended by that Third Amendment to Renewal Promissory Note executed by Borrower and Bank to be effective as of July 11, 2003, as further amended by that Fourth Amendment to Renewal Promissory Note executed by Borrower and Bank to be effective as of January 9, 2004, as further amended by that Fifth Amendment to Renewal Promissory Note executed by Borrower and Bank to be effective as of April 16, 2004, as further amended by that Sixth Amendment to Renewal Promissory Note executed by Borrower and Bank to be effective as of July 16, 2004, ( as further amended by that Seventh Amendment to Renewal Promissory Note executed by Borrower and Bank to be effective as of October 29, 2004 (the "Note"); and

      WHEREAS, Bank has agreed to further modify the Note in accordance with the terms and conditions set forth herein.

      NOW, THEREFORE, for good and valuable consideration, and in accordance with the terms and conditions of that Sixth Amendment to Master Amendment and Loan Documents executed by Bank, and Debtors, as defined therein, to be effective as of January 29, 2005, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. That as of the effective date hereof, the Note has a principal balance of $4,984,732.61.

      2. The first full paragraph of the Note is hereby deleted entirely, and the following language is substituted instead:

            FOR VALUE RECEIVED, the undersigned, DIVERSICARE ASSISTED LIVING SERVICES, NC, LLC, a Tennessee limited liability company, (the "Borrower"), promises to pay to the order of AMSOUTH BANK (the "Bank"), in lawful currency of the United States of America, at AmSouth

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      Center, 315 Deaderick Street, Nashville, Tennessee 37237, or at such other place as the holder from time to time may designate in writing, the principal sum of NINE MILLION FOUR HUNDRED TWELVE THOUSAND THREE HUNDRED EIGHTY THREE AND 87/100 ($9,412,383.87) DOLLARS, or so much thereof as may be outstanding hereunder from time to time, together with interest thereon computed on the unpaid principal balance from April 29, 2005, at the annual rate equal to the interest rate designated from time to time by Bank as its "Prime Rate," which rate shall be adjusted on each day that said Prime Rate changes plus one half percent (.50%), and provided that said interest rate shall not, during the term hereof and so long as there is no default hereunder, exceed seven and one half percent (7.50%), with principal and interest payable as follows: monthly payments of principal in the amount of $150,000.00 plus interest, beginning on April 29, 2005 and continuing on the like day of each month thereafter with a final balloon payment of principal and interest due and payable on the 29th day of January, 2006 (the "Maturity Date"). In addition to the monthly payments, on or before May 16, 2005, Borrower shall pay to Lender as a principal payment, all proceeds received from the Diversicare Canada Note in the approximate amount of $500,000.00 United States Dollars. The "Prime Rate" of Bank is the "Prime Rate" in effect from time to time, as designated by Bank, such rate being one of the base rates Bank establishes from time to time for lending purposes and not necessarily being the lowest rate offered by Bank. In the event the Prime Rate should become unavailable for any reason, then the interest rate hereunder shall be based upon a reasonably comparable index for determining variable interest rates chosen by Bank in good faith.

            The whole of the principal sum and, to the extent permitted by law, any accrued interest, shall bear, after default or maturity, interest at the lesser of (i) the highest lawful rate then in effect pursuant to applicable law, or (ii) the rate that is four percentage points (4%) in excess of Lender's Prime Rate, as it varies from time to time.

      3. The Note is amended as stated herein, but no further or otherwise, and the terms and provisions of the Note, as hereby amended, shall be and continue to be in full force and effect. Nothing herein is intended to operate to release or diminish any right of Bank under the Note or with respect to any collateral securing the Note or with respect to any guaranty or suretyship agreement for the Note, all of which shall remain in full force and effect. This instrument constitutes the entire agreement of the parties with respect to the subject matter hereof.

      IN WITNESS WHEREOF, this instrument has been executed to be effective on the 29th day of January, 2005.

                                  BORROWER:

                                  DIVERSICARE ASSISTED LIVING SERVICES, NC, LLC, a Tennessee limited liability company

                                  By: /s/ William R. Council
                                      ------------------------
                                      William R. Council, President

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                                  BANK:

                                  AMSOUTH BANK

                                  By: /s/ Clark Cox
                                      -----------------------
                                  Clark Cox, Vice President

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